Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 12, 2024, which includes an explanatory paragraph regarding to Digital Health Acquisition Corp.’s ability to continue as a going concern, relating to the financial statements of Digital Health Acquisition Corp. as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 8, 2024